Exhibit 99.1
Evolent Announces Third Quarter 2026 Results

WASHINGTON (November 5, 2026) – Evolent Health, Inc. (NYSE: EVH) (“Evolent” or the “Company”), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months ended September 30, 2026.

Seth Blackley, Co-Founder and Chief Executive Officer of Evolent stated, “As health plan customers seek to balance affordability with patient and doctor experience, they continue to turn to Evolent by renewing agreements and in many cases, expanding the work they do with us. That growth and demand from existing clients, as well as strong execution in our 2026 oncology launches, continue to drive strong performance in 2026. Looking ahead, I believe our innovative AI platform and our oncology solution will drive growth and margin expansion for Evolent in the quarters to come.”

Highlights include (in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended September 30,
	2026	2025
Financial Results:
Revenue	$725,367	$479,533
Net loss attributable to common shareholders of Evolent Health, Inc.	$(23,566)	$(26,930)
Net loss margin	(3.2)%	(5.6)%
Adjusted EBITDA	$34,257	$38,955
Adjusted EBITDA Margin	4.7%	8.1%

Average Lives on Platform/Cases
Performance Suite	7,195	6,474
Specialty Technology and Services Suite	74,733	78,050
Administrative Services	1,163	1,222
Cases	11	13

Average Unique Members	39,804	40,781

Average PMPM Fees/ Revenue per Case
Performance Suite	$26.14	$14.77
Specialty Technology and Services Suite	0.32	0.40
Administrative Services	13.84	15.77
Cases	3,605	3,236

Medical Expense Ratio	93.0%	85.0%
Medical Expense Ratio excluding Evolent Care Partners	N/A	91.9%

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

Evolent announced one renewal and two new revenue agreements, bringing the year-to-date total to seven:

•First, we renewed our largest Surgical Management customer contract for an additional four years. Surgical Management is the IPG business acquired by Evolent in 2022. We believe this multi-year commitment from a long-standing partner reinforces the value of our model and the strength of our client relationships.

•Second, we are expanding our relationship with an existing client to provide oncology services across several additional states, representing approximately 1 million Commercial lives, with a January 1, 2027 go-live. The agreement also adds Member Navigation across all existing and new lives, broadening the relationship beyond the client's existing solution and demonstrating our opportunity to drive growth through expanded adoption of Evolent's solutions.

•Third, we expanded our relationship with a national payer in Specialty Technology & Services for oncology across 11 additional states.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Definitions of the non-GAAP financial measures as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented herein. See “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with GAAP (dollars in thousands, except for per share data):

	For the Three Months Ended September 30,
	2026	2025
Revenue	$725,367	$479,533
Cost of revenue	636,946	379,759
Selling, general and administrative expenses	73,116	77,592
Net loss attributable to common shareholders of Evolent Health, Inc.	(23,566)	(26,930)
Net loss margin	(3.2)%	(5.6)%
Loss per share attributable to common shareholders of Evolent Health, Inc.
Basic and diluted	$(0.21)	$(0.24)

Total cash and cash equivalents was $148.3 million as of September 30, 2026.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (dollars in thousands, except for per share data):

	For the Three Months Ended September 30,
	2026	2025
Adjusted cost of revenue	$635,107	$378,518
Adjusted selling, general and administrative expenses	$56,003	$62,060
Adjusted EBITDA	$34,257	$38,955
Adjusted EBITDA margin	4.7%	8.1%
Adjusted income attributable to common shareholders	$7,296	$5,630
Adjusted income per share attributable to common shareholders:
Basic and diluted	$0.06	$0.05

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the Company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to transactions and other events. Such items may, from time to time, include change in tax receivable agreement liability, other refinancing fees, income (loss) from equity method investees, gain (loss) on repayment/extinguishment of debt, other income (expense), gain (loss) on disposal of non-strategic assets, goodwill impairments, right-of-use asset impairments, gain (loss) on lease terminations, stock-based compensation expense, severance costs and transaction-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Full Year 2026 Guidance

Incorporating its year-to-date performance, the Company is reiterating its 2026 revenue guidance range to $2.6 billion to $2.7 billion and raising its Adjusted EBITDA range to $130.0 million to $135.0 million.

Additional Outlook Information

The Company expects to deploy $26 million to $28 million in cash for capitalized expenditures during 2026.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.'s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this morning, November 5, 2026, at 8:30 a.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the “Evolent Health call.” Participants are advised to dial in at least fifteen minutes prior to the call to register. An audio playback of the conference call will be available on Evolent's investor relations website for 90 days after the call. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

investorrelations@evolent.com

Definitions

Revenue Agreements

Evolent reports the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The Company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction-related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to our surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Medical Expense Ratio

Medical Expense Ratio (“MER”) is a key performance indicator used by management for purposes of monitoring operating performance and is calculated as GAAP total claims incurred related to our specialty care management services solution divided by GAAP revenue related to our Performance Suite. Management believes MER is useful to investors because it provides insight into the efficiency with which medical costs are managed relative to revenue and helps identify trends in the underlying performance. For periods prior to the consummation of the sale of Evolent Care Partners (“ECP”) in December 2025, we present non-GAAP MER excluding revenues from ECP because it is not indicative of ongoing operations.

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$725,367	$479,533	$1,874,133	$1,407,510
Expenses
Cost of revenue	636,946	379,759	1,621,102	1,104,880
Selling, general and administrative expenses	73,116	77,592	214,765	231,210
Depreciation and amortization expenses	21,493	23,615	64,614	70,814
Loss (gain) on lease termination	—	(1,230)	—	676
Change in fair value of contingent consideration	—	(1,089)	—	1,837
Operating expenses	731,555	478,647	1,900,481	1,409,417
Operating income (loss)	(6,188)	886	(26,348)	(1,907)
Interest income	979	964	2,696	3,322
Interest expense	(16,996)	(16,475)	(50,723)	(38,461)
Income from equity method investees	55	156	3	334
Gain on extinguishment of short-term debt	—	431	—	431
Loss on option exercise	—	—	—	(52,544)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	(6,000)	—	(15,000)
Other income (expense), net	(298)	80	553	(3)
Loss before income taxes	(22,448)	(19,958)	(73,819)	(103,828)
Provision for income taxes	1,118	906	4,743	1,551
Loss before preferred dividends and accretion of Series A Preferred Stock including excise tax	(23,566)	(20,864)	(78,562)	(105,379)
Dividends and accretion of Series A Preferred Stock including excise tax	—	(6,066)	—	(44,891)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(23,566)	$(26,930)	$(78,562)	$(150,270)

Loss per common share
Basic and diluted	$(0.21)	$(0.24)	$(0.70)	$(1.31)

Weighted-average common shares outstanding
Basic and diluted	113,071	114,066	112,510	115,083

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(23,566)	$(26,930)	$(78,562)	$(150,270)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(304)	(669)	(1,306)	(623)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(23,870)	$(27,599)	$(79,868)	$(150,893)

EVOLENT HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$148,255	$151,856
Restricted cash	6,525	26,134
Accounts receivable, net	442,766	309,861
Prepaid expenses and other current assets	19,571	18,521
Total current assets	617,117	506,372
Restricted cash	1,073	2,706
Investments and equity method investees	8,669	8,966
Property and equipment, net	82,506	80,785
Right-of-use assets - operating	2,564	4,373
Prepaid expenses and other noncurrent assets	1,965	3,078
Contract cost assets	14,670	13,537
Intangible assets, net	539,172	584,937
Goodwill	694,420	694,482
Total assets	$1,962,156	$1,899,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$37,843	$59,776
Accrued liabilities	38,794	65,755
Operating lease liability - current	1,322	15,343
Accrued compensation and employee benefits	35,074	50,987
Deferred revenue	823	1,203
Reserve for claims and performance-based arrangements	376,080	192,196
Total current liabilities	489,936	385,260
Long-term debt, net	969,480	970,537
Other long-term liabilities	8,090	8,012
Tax receivables agreement liability	108,909	108,909
Operating lease liabilities - noncurrent	2,248	3,818
Deferred tax liabilities, net	10,643	7,506
Total liabilities	1,589,306	1,484,042

Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 117,535,151 and 117,603,806 shares issued, respectively	1,175	1,176
Additional paid-in-capital	1,809,800	1,793,398
Accumulated other comprehensive loss	(3,930)	(2,624)
Retained earnings (accumulated deficit)	(1,393,889)	(1,315,327)
Treasury stock, at cost; 4,434,130 and 5,971,712 shares issued, respectively	(40,306)	(61,429)
Total shareholders’ equity	372,850	415,194
Total liabilities and shareholders’ equity	$1,962,156	$1,899,236

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Nine Months Ended September 30,
	2026	2025
Cash Flows Provided By (Used In) Operating Activities
Loss before preferred dividends and accretion of Series A Preferred Stock including excise tax	$(78,562)	$(105,379)
Adjustments to reconcile net loss to net cash and restricted cash provided by (used in) operating activities:
Change in fair value of contingent consideration	—	1,837
Income from equity method investees	(3)	(334)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	15,000
Gain on extinguishment of short-term debt	—	(431)
Loss on option exercise	—	52,544
Depreciation and amortization expenses	64,614	70,814
Stock-based compensation expense	40,654	37,343
Deferred tax provision	3,777	57
Amortization of contract cost assets	3,033	5,704
Amortization of deferred financing costs	8,943	4,762
Loss on lease termination	—	676
Right-of-use operating assets	1,809	1,297
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	(132,905)	7,364
Prepaid expenses and other current and noncurrent assets	(577)	388
Contract cost assets	(4,166)	(3,486)
Accounts payable	(15,546)	21,501
Accrued liabilities	(27,067)	(4,399)
Operating lease liabilities	(15,591)	(29,987)
Accrued compensation and employee benefits	(15,913)	21,661
Deferred revenue	(380)	(636)
Reserve for claims and performance-based arrangements	183,884	(107,053)
Other long-term liabilities	78	800
Net cash and restricted cash provided by (used in) operating activities	16,082	(9,957)
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	—	(56,045)
Return of equity method investments	300	986
Purchases of investments and contributions to equity method investees	—	(1,000)
Investments in internal-use software and purchases of property and equipment	(20,464)	(26,327)
Net cash and restricted cash used in investing activities	(20,164)	(82,386)
Cash Flows (Used In) Provided By Financing Activities
Changes in working capital balances related to claims processing services	(6,387)	(45,332)
Payment of contingent consideration	—	(1,750)
Proceeds from issuance of long-term debt, net of offering costs	—	389,740
Repayment of debt	(10,000)	(229,255)
Repurchase of common stock	—	(39,996)
Payment of preferred dividends	—	(11,127)
Taxes withheld and paid for vesting of equity awards	(3,130)	(5,168)
Net cash and restricted cash (used in) provided by financing activities	(19,517)	57,112
Effect of exchange rate on cash and cash equivalents and restricted cash	(1,244)	(261)

Net decrease in cash and cash equivalents and restricted cash	(24,843)	(35,492)
Cash and cash equivalents and restricted cash as of beginning-of-period	180,696	178,496
Cash and cash equivalents and restricted cash as of end-of-period	$155,853	$143,004

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Transaction-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, transaction bonuses paid to certain employees and other transaction related costs. We adjust these costs because transaction-related costs are expensed when incurred and are not indicative of Evolent’s normal operating costs.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Income (Loss) Attributable to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs and transaction-related costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, provision for income taxes, depreciation and amortization expenses, income from equity method investees, gain on extinguishment of short-term debt, loss on option exercise, extinguishment of Series A Preferred Stock and other refinancing fees, change in fair value of contingent consideration, other income (expense), net, gain (loss) on lease termination, stock-based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock and transaction-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows investors to evaluate the Company’s performance using tools that management uses to evaluate past performance and prospects for future performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of adjustments to net loss attributable to common shareholders of Evolent Health, Inc. allows us to focus on operational performance.

Adjusted EBITDA Margin is defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude income from equity method investees, provision for income taxes, other income (expense), net, gain on extinguishment of short-term debt, loss on option exercise, extinguishment of Series A Preferred Stock and other refinancing fees, change in fair value of contingent consideration, purchase accounting adjustments, gain (loss) on lease termination, stock-based compensation expense, severance costs, transaction-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income (Loss) Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.

Management believes that Adjusted Income (Loss) Attributable to Common Shareholders and Adjusted Income (Loss) per Share Attributable to Common Shareholders are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited, in thousands)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$636,946	$379,759	$1,621,102	$1,104,880
Less:
Stock-based compensation	1,839	1,241	3,053	2,948
Adjusted cost of revenue	$635,107	$378,518	$1,618,049	$1,101,932

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Selling, general and administrative expenses	$73,116	$77,592	$214,765	$231,210
Less:
Stock-based compensation	12,965	13,441	37,601	34,395
Severance costs	3,354	1,540	3,629	3,345
Transaction-related costs	794	551	1,825	1,254
Adjusted selling, general and administrative expenses	$56,003	$62,060	$171,710	$192,216

Evolent Health, Inc.
Reconciliation of Medical Expense Ratio
(unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Performance Suite	$564,293	$286,935	$1,372,099	$857,873
Specialty Technology and Services Suite	72,837	93,263	231,797	257,485
Administrative Services	48,286	57,811	145,862	170,882
Cases	39,951	41,524	124,375	121,270
Total revenue	725,367	479,533	1,874,133	1,407,510
Less:
Revenue from Evolent Care Partners	—	21,550	—	94,818
Performance Suite revenue less revenue from Evolent Care Partners	564,293	265,385	1,372,099	763,055

Total claims incurred related to our specialty care management services solution	524,970	243,908	1,288,267	664,147

Medical expense ratio	93.0%	85.0%	93.9%	77.4%
Medical expense ratio excluding Evolent Care Partners	N/A	91.9%	N/A	87.0%

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to common shareholders of Evolent Health, Inc.	$(23,566)	$(26,930)	$(78,562)	$(150,270)
Net loss margin	(3.2)%	(5.6)%	(4.2)%	(10.7)%

Interest income	979	964	2,696	3,322
Interest expense	(16,996)	(16,475)	(50,723)	(38,461)
Provision for income taxes	(1,118)	(906)	(4,743)	(1,551)
Depreciation and amortization expenses	(21,493)	(23,615)	(64,614)	(70,814)
Income from equity method investees	55	156	3	334
Gain on extinguishment of short-term debt	—	431	—	431
Loss on option exercise	—	—	—	(52,544)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	(6,000)	—	(15,000)
Change in fair value of contingent consideration	—	1,089	—	(1,837)
Other income (expense), net	(298)	80	553	(3)
Gain (loss) on lease termination	—	1,230	—	(676)
Stock-based compensation expense	(14,804)	(14,682)	(40,654)	(37,343)
Severance costs	(3,354)	(1,540)	(3,629)	(3,345)
Dividends and accretion of Series A Preferred Stock	—	(6,066)	—	(44,891)
Transaction-related costs	(794)	(551)	(1,825)	(1,254)
Adjusted EBITDA	$34,257	$38,955	$84,374	$113,362

Adjusted EBITDA margin	4.7%	8.1%	4.5%	8.1%

Evolent Health, Inc.
Reconciliation of Adjusted Income (Loss) Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to common shareholders of Evolent Health, Inc	$(23,566)	$(26,930)	$(78,562)	$(150,270)
Less:
Income from equity method investees	55	156	3	334
Provision for income taxes	(1,118)	(906)	(4,743)	(1,551)
Other income (expense), net	(298)	80	553	(3)
Gain on extinguishment of short-term debt	—	431	—	431
Loss on option exercise	—	—	—	(52,544)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	(6,000)	—	(15,000)
Change in fair value of contingent consideration	—	1,089	—	(1,837)
Purchase accounting adjustments	(12,489)	(13,364)	(37,468)	(40,093)
Gain (loss) on lease termination	—	1,230	—	(676)
Stock-based compensation expense	(14,804)	(14,682)	(40,654)	(37,343)
Severance costs	(3,354)	(1,540)	(3,629)	(3,345)
Transaction-related costs	(794)	(551)	(1,825)	(1,254)
Tax impact	1,940	1,497	1,932	548
Adjusted income attributable to common shareholders	$7,296	$5,630	$7,269	$2,063

Loss per share attributable to common shareholders
Basic and diluted	$(0.21)	$(0.24)	$(0.70)	$(1.31)

Adjusted income per share attributable to common shareholders
Basic and diluted	$0.06	$0.05	$0.06	$0.02

Weighted-average common shares
Basic and diluted	113,071	114,066	112,510	115,083
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “intend,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, the closing of pending transactions and the outcome of contingencies, such as legal proceedings and our intention to deploy up to $50 million toward reducing outstanding indebtedness by the end of the year. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•failure by our customers to provide us with accurate and timely information;
•our ability to recover the upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•our ability to maintain and enhance our reputation and brand recognition;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to estimate the size of our target markets for our services;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•evolution of the healthcare regulatory and political framework;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•our ability to obtain, maintain and enforce intellectual property rights and protect our trademarks and trade names, including from third parties alleging that we are infringing or violating their intellectual property rights;
•our ability to protect the confidentiality of our trade secrets;
•risks associated with our use of artificial intelligence (“AI”) and machine learning models;
•our use of “open-source” software;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•our ability to achieve profitability in the future;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•our ability to utilize benefits under the tax receivables agreement described herein;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreements we may enter into with unaffiliated third parties;
•our inability to obtain financing may result in a reduction in the ownership of our stockholders;
•the conditional conversion features, and changes in accounting treatment of the 2029 Notes and the 2031 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•our ability to raise funds necessary to settle conversions of our notes in cash, to repurchase our notes for cash upon a fundamental change or to pay the redemption price for any notes we redeem;
•interest rate risk and other restrictive covenants under our First Lien Credit Agreement and the second lien credit agreement, by and among the Company, Evolent Health LLC, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•interference with our ability to access the first and second lien credit facilities under our Credit Agreements;
•the potential volatility of our Class A common stock price;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•public health emergencies, epidemics, pandemics or contagious diseases;
•the cost of compliance with sustainability or other environmental, social responsibility or governance law and regulations;
•the impact of increasing inflationary pressures and rising consumer costs on our business; and
•our ability to utilize our net operating loss carry forwards and certain other tax attributes may be limited.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.